SUB-ADVISORY AGREEMENT

     THIS   AGREEMENT  is  between   American   Skandia   Investment   Services,
Incorporated   (the  "Advisor")  and  T.  Rowe  Price   Associates,   Inc.  (the
"Sub-Advisor").

  WHEREAS American Skandia Trust (the "Trust") is a Massachusetts business trust organized with one or more series of shares, and is registered as an investment company under the Investment Company Act of 1940 (the "ICA"); and

  WHEREAS the trustees of the Trust (the "Trustees") have engaged the Advisor to act as Advisor for the T. Rowe Price Asset Allocation Portfolio (the "Portfolio") under the terms of a management agreement, dated January 3, 1994, with the Trust (the "Management Agreement"); and

  WHEREAS the Advisor has engaged the Sub-Advisor and the Trustees have approved the engagement of the Sub-Advisor to provide investment advice and other investment services set forth below;

  NOW, THEREFORE the Advisor and the Sub-Advisor agree as follows:

  1. Investment Services The Sub-Advisor will furnish the Advisor with investment advisory services in connection with a continuous investment program for the Portfolio which is to be managed in accordance with the investment objective, investment policies and actions of the Portfolio as set forth in the Prospectus and Statement of Additional Information of the Trust and in accordance with the Trust's Declaration of Trust and By-laws. Officers, directors, and employees of Sub-Advisor will be available to consult with Advisor and the Trust, their officers, employees and Trustees concerning the business of the Trust. Advisor will promptly furnish Sub-Advisor with any amendments to such documents. Such amendments will not be effective with respect to the Sub-Advisor until receipt thereof.

         Subject to the supervision and control of the Advisor, which is in turn subject to the supervision and control of the Trust's Board of Trustees, the Sub-Advisor, will in its discretion determine and select the securities to be purchased for and sold from the Portfolio from time to time and will place orders with and give instructions to brokers, dealers and others for all such transactions and cause such transactions to be executed. The Portfolio will be maintained by a custodian bank (the "Custodian") and the Advisor will authorize the Custodian to honor orders and instructions by employees of the Sub-Advisor authorized by the Advisor to settle transactions in respect of the Portfolio. No assets may be withdrawn from the Portfolio other than for settlement of transactions on behalf of the Portfolio except upon the written authorization of appropriate officers of the Trust who shall have been certified as such by proper authorities of the Trust prior to the withdrawal. All transactions will be consummated by payment to or delivery by the Custodian, or such depositories or agents as may be designated by the Custodian, as custodian for the Trust, of all cash and/or securities due to or from the Portfolio, and the Sub-Advisor shall not have possession or custody thereof or any s responsibility or liability with respect thereto. The Sub-Advisor shall advise the Custodian and confirm in writing to the Trust all investment orders placed by it with brokers and dealer at the time and in the manner set forth in the Trust all investment orders placed by it with brokers and dealers at the time and in the manner set forth in the procedures mutually agreed upon by both parties. The Trust shall issue to the Custodian such instructions as may be appropriate in connection with the settlement of any transaction initiated by the Sub-Advisor. The Trust shall be responsible for all custodial arrangements and the payment of all custodial charges and fees, and upon the giving of proper instructions to the Custodian, the Sub-Advisor shall have no responsibility or liability with respect to custodial arrangements or the acts, omissions or other conduct of the Custodian.

         The Sub-Advisor will obtain and evaluate pertinent information about significant developments and economic, statistical and financial data, domestic, foreign or otherwise, whether affecting the economy generally or the Portfolio, and concerning the individual issuers whose securities are included in the Portfolio or the activities in which they engage, or with respect to securities which the Sub-Advisor considers desirable for inclusion in the Portfolio.

         The Sub-Advisor represents that it reviewed the Registration Statement of the Trust, including any amendments or supplement thereto, and any Proxy Statement relating to the approval of this Agreement as filed with the Securities and Exchange Commission and represents and warrants that with respect to disclosure about the Sub-Advisor or information relating directly or indirectly to the Sub-Advisor, such Registration Statement or Proxy Statement contains, as of the date hereof, no untrue statement of any material fact and does not omit any statement of material fact which was required to be stated therein or necessary to make the statements contained therein not misleading. The Sub-Advisor further represents and warrants that it is an investment advisor registered under the Investment Advisers Act of 1940, as amended, and under the laws of all jurisdictions in which the conduct of its business hereunder requires such registration.

         Sub-Advisor shall use its best judgment, effort, and advice in rendering services under this Agreement.

         In furnishing the services under this Agreement, the Sub-Advisor will comply with the requirements of the ICA applicable to it, and the regulations promulgated thereunder.

         Nothing in this Agreement shall be implied to prevent the Advisor from engaging other Sub-advisors to provide investment advice and other services in relation to portfolios of the Trust for which Sub-Advisor does not provide such or to prevent Advisor from providing such services itself in relation to such portfolios.

   2. Delivery of Documents to Sub-Advisor. The Advisor has furnished the Sub-Advisor with copies of each of the following documents:

     (a) The Declaration of Trust of the Trust as in effect on the date hereof,

     (b) The By-laws of the Trust in effect on the date hereof,

     (c) The resolutions of the Trustees approving the engagement of the Sub-Advisor as Sub-Advisor to the Advisor and approving the form of this agreement;

     (d) The resolutions of the Trustees selecting the Advisor as Advisor to the Trust and approving the form of the Advisor's Management Agreement with the Trust;

     (e) The Advisor's Management Agreement with the Trust;

     (f) The Code of Ethics of the Trust and of the Advisor as currently in effect; and

     (g) A list of companies the securities of which are not to be bought or sold for the Portfolio because of nonpublic information regarding such companies that is available to Advisor or the Trust, or which, in the sole opinion of the Advisor, it believes such non-public information would be deemed to be available to Advisor and/or the Trust.

   The Advisor will furnish the Sub-Advisor from time to time with copies, properly. certified or otherwise authenticated of all amendments of or supplements to the foregoing, if any. Such amendments or supplements as to items (a) through (f) above will be provided within 30 days of the time such materials became available to the Advisor. Such amendments or supplements as to item (g) above will be provided not later than the end of the business day next following the date such amendments or supplements become known to the Advisor.

   3. Delivery of Documents to the Advisor. The Sub-Advisor has furnished the Advisor with copies of each of the following documents:

     (a) The Sub-Advisor's Form ADV as filed with the Securities and Exchange Commission;

     (b) The Sub-Advisor's most recent balance sheet;

     (c) Separate lists of persons who the Sub-Advisor wishes to have authorized to give written and/or oral instructions to Custodians of Trust assets for the Portfolio;

     (d) The Code of Ethics of the Sub-Advisor as currently in effect.

   The Sub-Advisor will furnish the Advisor from time to time with copies, properly certified or otherwise authenticated, of all amendments of or supplements to the foregoing, if any. Such amendments or supplements as to items (a) through (d) above will be provided within 30 days of the time such materials became available to the Sub-Advisor.

   4. Investment Advisory Facilities. The Sub-Advisor, at its expense, will furnish all necessary investment facilities, including salaries of personnel required for it to execute its duties faithfully.

   5. Execution of Portfolio Transactions Sub-Advisor is responsible for decisions to buy and sell securities for the Portfolio, broker-dealer selection, and negotiation of its brokerage commission rates. Sub-Advisor shall determine the securities to be purchased or sold by the Portfolio pursuant to its determinations with or through such persons, brokers or dealers, in conformity with the policy with respect to brokerage as set forth in the Trust's Prospectus and Statement of Additional Information, or as the Board of Trustees may determine from time to time. Generally, Sub-Advisors primary consideration in placing Portfolio securities transactions with broker-dealers for execution is to obtain and maintain the availability of best execution at the best net price and in the most effective manner possible. The Sub-Advisor may consider sale of shares of the Portfolio, as well as recommendations of the Advisor, subject to the requirements of best net price and most favorable execution.

         Consistent with this policy, the Sub-Advisor will take the following into consideration: the best net price available, the reliability, integrity and financial condition of the broker-dealer the size of and difficulty in executing the order, and the value of the expected contribution of the broker-dealer to the investment performance of the Portfolio on a continual basis. Accordingly, the cost of the brokerage commissions to the Portfolio may be greater than that available from other brokers if the difference is reasonably justified by other aspects of the portfolio execution services offered. Subject to such policies and procedures as the Board of Trustees of the Trust may determine, the Sub-Advisor shall not be deemed to' have acted unlawfully or to have breached any duty solely by reason of its having caused the Portfolio to pay a broker dealer that provides such services to the Sub-Advisor for the Portfolio's use an amount of commission for effecting a 'portfolio investment transaction in excess of the amount of commission another broker-dealer would have charged for effecting that on, if the Sub-Advisor determines in good faith that such amount of commission was reasonable hi relation to the value of the research services provided by such broker, viewed in terms of either that particular transaction or the Sub-Advisors ongoing responsibilities with respect to the Portfolio. The Sub-Advisor is further authorized to allocate the orders placed by it on behalf of the Portfolio to such broker-dealers who also provide research or statistical material, or other services to the Portfolio or the Sub-Advisor. Such allocation shall be in such amounts and proposals as the Sub-Advisor shall determine and the Sub-Advisor will report on said allocations to the Advisor as requested by the Advisor and, in any event, at least once each calendar year if no specific request is made, indicating the brokers to whom such allocations have been made and the basis therefor.

   6. Reports by Sub-Advisor. The Sub-Advisor shall furnish the Advisor monthly, quarterly and annual reports concerning transactions and performance of the Portfolio, including information required in the Trust's Registration, in such form as may be mutually agreed, to review the Portfolio and discuss the management of it. The Sub-Advisor shall permit the financial statements, books and with respect to the Portfolio to be inspected and audited by the Trust, the Advisor or their agents at all reasonable times during normal business hours. The Sub-Advisor shall immediately notify and forward to both Advisor and legal counsel for the Trust any legal process served upon it on behalf of the Advisor or the Trust The Sub-Advisor shall promptly notify the Advisor of any changes in any information required to be disclosed in the Trust's registration statement

   7. Compensation of Sub-Advisor. The amount of the compensation to the Sub-Advisor is computed at an annual rate. The fee is payable monthly in arrears, based on the average daily net assets of the Portfolio for each month, at the annual rates shown below.

         For all services rendered, the Advisor will calculate and pay the Sub-Advisor at the annual rate of: .50 of 1% of' the portion of the net assets of the Portfolio not in excess of $25 million; plus .35 of 1% of the portion of the net assets over $25 million but not in excess of $50 million; and .25 of 1% of the portion in excess of $50 million.

         In computing the fee to be paid to the Sub-Advisor, the net asset value of the Portfolio shall be valued as set forth in the then current registration statement of the Trust. If this agreement is terminated, the payment shall be prorated to the date of termination.

           Advisor and Sub-Advisor shall not be considered as partners or participants in a joint venture. Sub-Advisor will pay its own owners for the services to be provided pursuant to this Agreement and will not be obligated to pay any a of Advisor of the Trust. Except as otherwise provided herein, Advisor and the Trust will not be obligated to pay any expenses of Sub-Advisor.

  8. Confidential Treatment It is understood that any information or recommendation supplied by the Sub-Advisor in connection with the performance of its obligations hereunder is to be regarded as confidential and for use only by the Advisor, the Trust or such persons the Advisor may designate in connection with the Portfolio. It is also understood that any information supplied to Sub-Advisor in connection with the performance of its obligations hereunder, particularly, but not limited to, any list of securities which, on a temporary basis, may not be bought or sold for the Portfolio, is to be regarded as confidential and for use only by the Sub-Advisor in connection with its obligation to provide investment advice and other services to the Portfolio.

  9. Representations of the Parties. Each party to this Agreement hereby acknowledges that it is registered as an investment advisor under the Investment Advisers Act of 1940, it will use its reasonable best efforts to maintain such registration, and it will promptly notify the other if it ceases to be so registered, if its registration is suspended for any reason, or if it is notified by any regulatory organization or court of competent jurisdiction that it should show cause why its registration should not be suspended or terminated.

         The Trust represents, warrants and agrees that:

     A. The Sub-Advisor has been duly appointed by the Trustees of the Trust to provide investment advice to the Portfolio as contemplated hereby;

         B. The Trust will deliver to the Sub-Advisor a true and complete copy of its then current prospectus as amended or supplemented from time to time and such other documents or instruments governing the investment of the Portfolio and such other information as is necessary for the Sub-Advisor to carry out its obligations under this Agreement; and

         C. The Trust is currently in  compliance  and shall at all times comply
  with  the  requirements   imposed  upon  the  Trust  by  applicable  laws  and
  regulations.

  10. Liability, The Sub-Advisor shall use its best efforts and good faith in the performance of its services hereunder. However, so long as the Sub-Advisor has acted in good faith and has used its best efforts, then in the absence of willful misfeasance, bad faith, gross negligence or reckless disregard for its obligations hereunder, it shall not be liable to the Trust or its shareholders or to the Advisor for any act or omission resulting in any loss suffered in any portfolio of the Trust in connection with any service to be provided herein. The Federal laws impose responsibilities under certain circumstances on persons who act in good faith, and therefore, nothing herein shall in any way constitute a waiver of limitation of any rights which the Trust or Advisor may have under applicable law.

           The Advisor agrees that the Sub-Advisor shall not be liable for any failure to recommend the purchase or sale of any security on behalf of the Portfolio on the basis of any information which might, in Sub-Advisor's opinion, constitute a violation of any federal or state laws, rules or regulations.

  11. Other Activities of Sub-Advisor. Advisor agrees that the Sub-Advisor and any of its partners or employees, and persons affiliated with it or with any such partner or employee may render investment management or advisory services to other investors and institutions, and such investors and institutions may own, purchase or sell, securities or other interests in property the same as or similar to those which are selected for purchase, holding or sale for the Portfolio, and the Sub-Advisor shall be in all free to take action with respect to investments in securities or other interests in property the same as or similar to those selected for purchase, holding or sale for the Portfolio. Purchases and sales of individual securities on behalf of the Portfolio and other portfolios of the Trust or accounts for other investors or institution, will be made on a basis that is equitable to all portfolios of the Trust and other accounts. Nothing in this agreement shall impose upon the Sub-Advisor any obligation to purchase or sell or recommend for purchase or sale, for the Portfolio any security which it, its partners, affiliates or employees may purchase or sell for the Sub-Advisor or such partner's, affiliate's or employee's own accounts or for the account of any other client, advisory or otherwise.

  12. Continuance and Termination. This Agreement shall remain in full force and effect for one year from the date hereof, and is renewable annually thereafter by specific approval of the Board of Trustees of the Trust or by vote of a majority of the outstanding voting securities of the Portfolio. Any such renewal shall be approved by the vote of a majority of the Trustees who are not interested persons under the ICA, cast in person at a meeting called for the purpose of voting on such renewal. This agreement may be terminated without penalty at any time by the Advisor or Sub-Advisor upon 60 days written notice, and will automatically terminate in the event of its assignment by either party to this Agreement as defined in the ICA, or (provided Sub-Advisor has received prior written notice thereof) upon termination Of the Advisors Management Agreement with the Trust.

   13. Notification. Sub-Advisor will notify the Advisor within a reasonable time of any change in the personnel of the Sub-Advisor with responsibility for making investment decisions in relation to the Portfolio or who have been audited to give instructions to a Custodian of the Trust.

           Any notice, instruction or other communication required or contemplated by this agreement shall be in writing. All such communications shall be addressed to the recipient at the address set forth below, provided that either party may, by notice, designate a different address for such party.

         Advisor:                     American Skandia Investment Services,
                                      Incorporated
                                      Attention: Thomas Mazzaferro
                                      Chief Operating Officer
                                      One Corporate Drive
                                      Shelton, Connecticut 06484

         Sub-Advisor:                 T. Rowe Price Associates, Inc.
                                      100 East Pratt Street
                                      Baltimore, Maryland 21202
                                      Attention:     Henry Hopkins , Esq.


   14. Indemnification. The Sub-Advisor agrees to indemnify and hold harmless Advisor, any affiliated person within the meaning of Section 2(a)(3) of the 1940 Act ("affiliated person') of Advisor and each person, if any who, within the meaning of Section 15 of the Securities Act of 1933 (the "1933 Act"), controls ("controlling person") Advisor, against any and all losses, claims, damages, liabilities or litigation (including reasonable legal and other expenses), to which Advisor or such affiliated person or controlling person may become subject under the 1933 Act, the 1940 Act, the Investment Advisees Act of 1940 ("Advisees Act"), under any other statute, at common law or otherwise arising out of Sub-Advisor's responsibilities as portfolio manager of the Portfolio (1) to the extent of and as a result of the willful misconduct, bad faith, or gross negligence by Sub-Advisor, any of Sub-Advisor's employees or representatives or any affiliate of or any person acting on behalf of Sub-Advisor, or (2) as a result of any untrue statement or alleged untrue statement of a material fact contained in a prospectus or statement of additional information covering the Portfolio or the Trust or any amendment thereof or any supplement thereto or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement therein not misleading, if such a statement or omission was made in reliance upon written information furnished to Advisor, the Trust or any affiliated person of the Advisor or the Trust or upon verbal information confirmed by the Sub-Advisor in writing or (3) to the extent of, and as a result of, the failure of the Sub-Advisor to execute, or cause to be executed, Portfolio transactions according to the standards and requirements of the 1940 Act; provided, however, that in no case is Sub-Advisor's indemnity in favor of Advisor or any affiliated person or controlling person of Advisor deemed to protect such person against any liability to which any such person would otherwise be subject by reason of willful misconduct bad faith or gross negligence in the performance of its duties or by reason of its reckless disregard of its obligations and duties under this Agreement.

         The Advisor agrees to indemnify and hold harmless Sub-Advisor, any affiliated person within the meaning of Section 2(a)(3) of the 1940 Act ('affiliated person") of Sub-Advisor and each person, if any who, within the meaning Of Section 15 of the Securities Act of 1933 (the ."1933 Act"), controls ("controlling person") Sub-Advisor, against any and all losses, claims, damages, liabilities or litigation (including reasonable legal and other expenses), to which Sub-Advisor or such affiliated person or controlling person may become subject under the 1933 Act, the 1940 Act the Investment Adviser's Act of 1940 ('Advisees Act"), under any other statute, at common law or otherwise, arising out of Advisors responsibilities as Advisor of the Portfolio (1) to the extent of and as a result of the willful misconduct. bad faith, or gross negligence by Advisor, any of Advisor's employees or representatives or any of or any person acting on behalf of Advisor, or (2) as a result of any untrue statement or alleged untrue statement of a material fact contained in a prospectus or statement of additional information covering the Portfolio or the Trust or any amendment thereof or any supplement thereto or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement therein not misleading, if such a statement or omission was made by the Trust other than in reliance upon written information furnished by Sub-Advisor, or any affiliated person of the Sub-Advisor or other than upon verbal information confirmed by the Sub-Advisor in writing, provided, however, that in no case is Advisor's indemnity in favor of Sub-Advisor or any affiliated person or controlling person of Sub-Advisor deemed to protect such person against any liability to which any such person would otherwise be subject by man of willful misconduct, bad faith or gross negligence in the performance of its duties or by reason of its reckless disregard of its obligations and duties under this Agreement.

   15. Warranty. The Advisor represents and wan-ants that (i) the appointment of the Sub-Advisor by the Advisor has been duly authorized and (ii) it has acted and will continue to act in connection with the transactions contemplated hereby, and the transactions contemplated hereby are, in conformity with the Investment Company Act of 1940, the Trusts governing documents and other applicable laws.

         The Sub-Advisor represents and warrants that it is authorized to perform the services contemplated to be performed hereunder.

   16. Governing Law. This agreement is made under, and shall be governed by and construed in accordance with, the laws of the State of Connecticut.

   17. Assignment. No assignment of this Agreement shall be made by either party, and this Agreement shall automatically terminate in the event of such assignment. The Sub-Advisor shall notify the Portfolio in writing sufficiently in advance of any proposed change of control, as will enable the Trust to consider whether an assignment will occur, and to take the steps necessary to enter into a new contract with the Sub-Advisor.

   18. Amendment. This Agreement may be amended at any time, but only by written agreement between the Advisor and Sub-Advisor, which amendment is subject to the approval of the Trustees and the shareholders of the Trust in the manner required by the Act.

   The effective date of this agreement is January 3, 1994


   FOR THE ADVISOR:                                       FOR THE SUB-ADVISOR:


   /s/Thomas Mazzaferro                                   /s/Nancy A. Morris
   Thomas Mazzaferro                                      Nancy A. Morris
   President & Chief Operating Officer


   Date: December 22, 1993                              Date: December 28, 1993
        ------------------                                    -----------------


   Attest: /s/Patricia Randol                           Attest: /s/Laura Chamey
         Patricia Randol                                        Laura Chamey